FASKEN

Fasken Martineau DuMoulin LLP
Barristers and Solicitors
Patent and Trade-mark Agents

800 Victoria Square, Suite 3700
P.O. Box 242
Montréal, Quebec H4Z 1E9
Canada

T +1 514 397 7400
+1 800 361 6266
F +1 514 397 7600
fasken.com

October 29, 2018
File No.: 019903.00001/19903

Sébastien Bellefleur
Direct +1 514 397 7445
sbellefleur@fasken.com

By Email
Private and Confidential

EARTH SCIENCE TECH, INC.
8000 NW 31st Street
Unit 19
Doral, FL 33122
USA

Attention: Mr. Nickolas S. Tabraue
President and Director

Dear Sirs:

Re: Canadian Securities Exchange

Thank you for appointing Fasken to represent you.

This letter and the attached Client Service Terms set out the terms on which we will provide services to you. In this letter, "you" means Earth Science Tech, Inc.

Scope of Work

We will provide the following services to you:

- assisting you with the preparation and filing of the required documentation for listing of your common shares on the Canadian Securities Exchange as a life sciences company.

We will take instructions primarily from Nickolas S. Tabraue, President and a Director of Earth Science Tech.

Your Service Team

I will be responsible for the services we provide to you.

Your service team will include Sébastien Bellefleur, Janie Harbec and Ursula Romatowska. Other personnel may assist from time to time, as required.

Fees

Our fees will generally be based on our standard hourly billing rates for our time during the period covered by the account. The current hourly rates of the key professionals on your service team are:

Name	Current Hourly Rate
Sébastien Bellefleur	CAD $475.00
Janie Harbec	CAD $350.00
Ursula Romatowska	CAD $310.00

Before we begin providing services, we will require an advance payment of CAD $15,000 on account of anticipated fees and disbursements. Please make the payment as soon as possible, preferably by wire transfer. Our bank details for advance payments are attached. You may of course pay us by cheque. This payment will be held in trust and applied against our final account unless current accounts are not paid when due, in which case it may be applied against outstanding accounts.

Our Client Service Terms provide additional information on our fees and accounts.

Conflicts of Interest

We have searched our conflicts database for your name, as well as for the following names that you have advised us are relevant for this matter: Nickolas S. Tabraue and Earth Science Tech.

We are not aware of any legal conflict of interest that would prevent us from acting for you.

If there are any other third parties currently involved in this matter, please let us know immediately. Also, if any additional third parties become involved in this matter in the future, please let us know immediately.

General

Our Client Service Terms are attached. They set out important information concerning our services and our interaction with you, the confidentiality of information you provide to us, our understandings concerning conflicts of interest, the financial arrangements between us and other important matters that will govern our relationship, including what to do if you are unhappy with any aspect of our service. If there is any inconsistency between the Client Service Terms and any other terms of this letter, the other terms of this letter will apply.

You may ask us to provide additional services. The terms of this letter will apply to any additional services, unless we send you a separate letter for those services. Unless otherwise agreed, our fees for such additional services will generally be based on our standard hourly billing rates for the time spent by us during the period covered by the account.

If at any time you have any questions or concerns about our services or our accounts, please raise them with me. If you prefer, you can raise them with our local Managing Partner, who is currently Éric Bédard.

We appreciate the confidence you have placed in Fasken, and we look forward to working with you.

Please sign and return a copy of this letter to confirm your agreement to the terms of this letter. If you continue to instruct us, you will be taken to have agreed to these terms.

If you have any questions, please call.

Yours truly,

FASKEN MARTINEAU DuMOULIN LLP

Sébastien Bellefleur

SB/ll
Enclosure

We confirm our agreement to the terms of this letter:

EARTH SCIENCE TECH

per: ______________________
Nickolas S. Tabraue
President and Director

FASKEN

WIRE TRANSFER INFORMATION

The following details apply to wire transfers of advance payments:

Bank Name:	**Bank of Nova Scotia**
Bank Address:	**Montreal BSC** **C.P. Box 70, Station Place D'Armes** **Montreal, QC** **Canada H2Y 3E9**
Institution No.:	**002**
Transit No.:	**63081**
Swift Code/BIC:	**NOSCCATT**
Beneficiary Account Name:	**Fasken Martineau DuMoulin In Trust**
Beneficiary Account No.:	
- for transfers of Canadian dollars:	**900010433713**
- for transfers of United States dollars:	**630810379212**
- ABA No.:	**026002532**
Beneficiary Address:	**800 Victoria Square, Suite 3700** **P.O. Box 242** **Montréal, Quebec H4Z 1E9**
Please also include name of the indicated Fasken lawyer:	**Sébastien Bellefleur**
Email for notification:	**recmtl@fasken.com**